EXHIBIT 5.1

May 16, 2024

Replimune Group, Inc.

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

Ladies and Gentlemen:

We have acted as counsel to Replimune Group, Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-273633) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Company has provided us with two prospectuses that form a part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”), which provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”), and (ii) a sales agreement prospectus (the “ATM Agreement Prospectus”), covering the offering, issuance and sale of up to $100,000,000 of shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) that may be issued and sold under the Sales Agreement, dated August 3, 2023, between the Company and Leerink Partners LLC, as amended pursuant to Amendment No. 1 to the Sales Agreement, dated May 16, 2024 (such agreement as amended, the “ATM Agreement”, and such shares of Common Stock to be sold thereunder, the “Placement Shares”).

The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the ATM Agreement Prospectus, will provide for the registration of the offering and sale by the Company of up to $250,000,000 of an indeterminate amount of (i) shares of Common Stock issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) or the ATM Agreement Prospectus; (ii) shares of the Company’s preferred stock, $0.001 par value per share (“Preferred Stock”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) (the “Warrants”); (iv) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), which may be issued pursuant to the indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “TIA”) and the Company, in the form filed as Exhibit 4.7 to the Registration Statement (the “Indenture”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); (v) units (“Units”) comprised of shares of Common Stock, shares of Preferred Stock, warrants and other securities of the Company in any combination issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); and (vi) the Placement Shares.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Placement Shares are collectively referred to herein as the “Registered Securities.” The Registered Securities are being registered for offering and sale from time to time pursuant to Rule 415 of the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents.

Our opinion is subject to the following assumptions, exceptions and qualifications:

(i)             We have assumed that the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Third Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, the Amended and Restated By-laws of the Company, as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities.

(ii)            We have assumed that any shares of Common Stock issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, including the ATM Agreement Prospectus, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Third Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

(iii)           We have assumed that any shares of Preferred Stock issued pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Third Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time and that an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized and established by proper action of the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware as required under Delaware law, and in accordance with the Third Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, the Amended and Restated By-laws of the Company, as amended from time to time, and applicable Delaware law, and that such certificate of designation will have been filed with the Secretary of State of the State of Delaware.

(iv)          We have assumed that any Warrants issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”); and that any Warrants offered under the Registration Statement and the related Warrant Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein.

(v)           We have assumed that any Debt Securities issued by the Company pursuant to the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will be issued under and in conformity with a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. With respect to any applicable Indenture, we are expressing no opinion herein as to (a) the application of or compliance with any foreign, federal or state law or regulation or (b) the power, authority or competence of any party, other than the Company.

(vi)          We have assumed that any Units will be issued by the Company pursuant the Registration Statement, the Base Prospectus and any related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable unit agreements to be entered into between the Company and a financial institution as unit agent (the “Unit Agreement”); and that any Units offered under the Registration Statement and the related Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein.

(vii)         We have assumed that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws, and all Prospectus Supplement(s) required by applicable laws will have been delivered and filed as required by such laws and the Registered Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement(s), at the time the Registered Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and any related Prospectus Supplement, including the ATM Agreement Prospectus.

(viii)        The enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws.

(ix)           Our opinions are subject to the effects of general principles of equity (whether considered in a proceeding at law or in equity), including but not limited to, principles limiting the availability of specific performance or injunctive relief, and concepts of materiality and reasonableness, and the implied duty of good faith and fair dealing.

(x)            We express no opinion as to the enforceability of any particular provision of any of the Registered Securities relating to:

(a)            waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;

(b)            waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;

(c)            waiver of any applicable defenses, setoffs, recoupments, or counterclaims;

(d)            the granting of any power of attorney or of any proxy to any person;

(e)            exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;

(f)            waivers or variations of legal provisions or rights which are not capable of waiver or variation under application law; and

(g)           the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture.”

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the Delaware General Corporation Law as applied by courts located in Delaware and, with respect to the applicable Indenture, the internal substantive laws of the State of New York (other than tax, usury, antitrust, insolvency, fraudulent conveyance or fraudulent transfer laws, blue sky and securities laws, as to which we express no opinion) as applied by courts located in New York without regard to choice of law. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of any state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion herein.

Based upon the foregoing, we are of the opinion that:

1.             The Placement Shares, when issued and paid for in accordance with the ATM Agreement and as contemplated in the Registration Statement and in the ATM Agreement Prospectus, will be validly issued, fully paid and nonassessable.

2.             The shares of Common Stock registered under the Registration Statement for offer and sale by the Company, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

3.             The shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

4.             The Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be valid and binding obligations of the Company.

5.             The Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor pursuant to the Indenture that has been qualified under the TIA and any underwriting agreement or purchase agreement duly authorized, executed and delivered by the Company and the initial purchasers of the Debt Securities, will be valid and binding obligations of the Company.

6.             The Units registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, and pursuant to a Unit Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Units, will be valid and binding obligations of the Company.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Base Prospectus and the ATM Agreement Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP